Exhibit 10.47
SECOND AMENDMENT TO THE
POST HOLDINGS, INC. 2024 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
WHEREAS, Post Holdings, Inc. (the “Company”) adopted the Post Holdings, Inc. 2024 Supplemental Executive Retirement Plan (the “Plan”) effective February 19, 2024, and amended it on May 6, 2025;
WHEREAS, capitalized terms not defined in this amendment shall be as defined in the Plan;
WHEREAS, Section 6.1 of the Plan provides that the EVP, General Counsel and Chief Administrative Officer of the Company may amend the Plan to resolve ambiguities, supply omissions and cure defects;
WHEREAS, the Board of Directors of the Company annually designates the “executive officers” of the Company as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Executive Officers”), but does not designate “named executive officers” of the Company for purposes of the Company’s proxy or otherwise; and
WHEREAS, the Company wishes to amend the Plan, effective immediately, to clarify that, the Eligible Participants who are eligible to receive a Pay Credit of 4% of Annualized Compensation are those who are Executive Officers at the time of the Pay Credit, rather than “named executive officers” as determined by SEC proxy rules.
NOW, THEREFORE, the Plan is amended as follows:
The chart in Section 3.2 is deleted and replaced with the following:

Participant Group	Percentage Pay Credits
President and CEO of the Company	5%
Other Executive Officers	4%
All Other Eligible Employees	3%

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In WITNESS WHEREOF, this amendment has been executed on February 18, 2026.

POST HOLDINGS, INC.

By:	/s/ Diedre J. Gray
Diedre J. Gray
EVP, General Counsel and CAO, Secretary